UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Caliber Home Loans, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-6131491
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1525 S Belt Line Rd., Coppell, TX	75019
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.0001 per share	New York Stock Exchange

Series A Mandatory Convertible Preferred Stock, par value $0.0001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-249240

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are shares of common stock, par value $0.0001 per share (the “Common Stock”), and shares of Series A Mandatory Convertible Preferred Stock, par value $0.0001 per share (the “Mandatory Convertible Preferred Stock”), of Caliber Home Loans, Inc. (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under the heading “Description of Capital Stock—Common Stock” in a prospectus relating to the offering of shares Common Stock, and by reference to the information set forth under the heading “Description of Mandatory Convertible Preferred Stock” in a separate prospectus relating to the offering of shares of Mandatory Convertible Preferred Stock, both prospectus sections contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-249240) relating to the Common Stock and the Mandatory Convertible Preferred Stock, initially filed with the U.S. Securities and Exchange Commission on October 2, 2020 (as amended from time to time, the “Registration Statement”). The description of the Common Stock and the description of the Mandatory Convertible Preferred Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement, shall also be deemed to be incorporated herein by reference.

Item 2.	Exhibits

In accordance with the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Caliber Home Loans, Inc.

By:	/s/ Vasif Imtiazi
Name: Title:	Vasif Imtiazi Executive Vice President, Chief Financial Officer

Date: October 23, 2020